
ChromaDex Corporation
a Delaware Corporation
ChromaDex Corporation is 100% stock listed on NASDAQ under ticker CDXC
100%
100%
ChromaDex, Inc.
a California Corporation
100%
Healthspan Research, LLC
a Delaware LLC
100%
ChromaDex International, Inc.
(Cayman Islands, No Operation)
100%
ChromaDex Analytics, Inc.
a Nevada Corporation
100%
Asia Pacific Scientific, Inc.
(Cayman Islands, No Operation)
100%
ChromaDex Asia Limited
(Hong Kong)
100%
ChromaDex Asia Pacific
Ventures Limited
(Hong Kong, No Operation)
100%
ChromaDex Trading
(Shanghai) Co., Ltd.
(China)
100%
ChromaSolar, Inc.
a Nevada Corporation
(No Operation)
100%
ChromaDex UK Limited
a United Kingdom Corp.
(No Operation)
100%
ChromaPharma, Inc.
a Nevada Corporation
(No Operation)